CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Name of Issuer: Continental Assurance Company Separate Account (B)

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, each of the undersigned hereby certifies, to the best of his or her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 28, 2009

By:	/s/ THOMAS C. SCOTT
Thomas C. Scott
Principal Executive Officer

By:	/s/ LAWRENCE J. BOYSEN
Lawrence J. Boysen
Principal Financial and Accounting Officer